Exhibit 99.2
Rapid Micro Biosystems Enters into Five-Year, $45 Million Term Loan Facility with Trinity Capital Inc.

•$20 million drawn down at closing, with access to up to an additional $25 million
•Strengthens Company’s financial position and reinforces ability to achieve positive cash flow

Lexington, Mass., August 12, 2025 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company” or “Rapid Micro”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced that it has entered into a five-year, $45 million term loan facility with Trinity Capital Inc. (Nasdaq: TRIN) ("Trinity Capital").
Proceeds from this facility will be used for general corporate purposes, which may include supporting the continued global commercial expansion of the Growth Direct system, and ongoing investments in manufacturing efficiencies, service productivity, and product cost reduction initiatives.
“This facility significantly strengthens our financial position and supports our continued focus on long-term revenue growth, margin expansion and increasing shareholder value,” said Robert Spignesi, President and CEO of Rapid Micro Biosystems. “We are pleased with the highly favorable terms of this facility, which positions us well to build on our meaningful progress across the business.”
The loan facility consists of four tranches, with the first tranche of $20 million drawn upon closing of the agreement. The second and third tranches totaling $20 million are available to be drawn subject to the achievement of certain commercial and operational milestones, and the fourth tranche of $5 million is available at the lender’s discretion. Interest is payable on the outstanding principal amount at a floating rate, initially 11.5% per annum. The loan facility has a five-year term with an interest-only period of 36 months, which is extendable if future tranches are drawn down. The loan facility contains customary representations, warranties, covenants and events of default but does not require the Company to maintain a specified level of revenues or cash resources.
The Growth Direct system is the only fully automated, non-destructive growth-based platform for MQC testing that offers manufacturers faster time to results, improved data integrity and enhanced accuracy.
Armentum Partners acted as the Company’s exclusive financial advisor on this transaction.
To learn more about the Company and the Growth Direct® platform, please visit our website at www.rapidmicrobio.com.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered in Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland,

Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s newly-announced term loan facility, including the planned use of proceeds therefor and the intended benefits thereof.
In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the impact of the Company's existing and any future indebtedness on its ability to operate its business; the Company’s ability to access any future tranches under its debt facility and to comply with all of its obligations thereunder; the Company’s ability to achieve its goal of attaining positive cashflow; and the other important factors outlined under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 9, 2025, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Rapid Micro Biosystems Investor Contact:
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com

Rapid Micro Biosystems Media Contact:
media@rapidmicrobio.com